Exhibit 99.1

Equal Energy Confirms Further Renewed Interest From Montclair Energy

OKLAHOMA CITY, September 10, 2013 /CNW/—Equal Energy Ltd. (NYSE:EQU) (TSX:EQU.TO) confirms that following the close of markets on September 6, 2013, Equal received a revised non-binding conditional expression of interest (the “Revised Proposal”) from Montclair Energy, LLC (“Montclair”) to acquire all of the outstanding shares of Equal for an increased price of $4.85 per share in cash. The Revised Proposal was in response to a letter from Michael Doyle, Chairman of Equal Energy Ltd. (“Equal”) dated August 28, 2013, in which multiple interested parties, including Montclair, were requested to submit expressions of interest on the terms outlined in such letter. The Revised Proposal from Montclair became publicly available as a result of the amended Schedule 13D filing made on September 9, 2013 by certain affiliates of Montclair.

The Revised Proposal updates Montclair’s two previous unsolicited and conditional expressions of interest dated February 27, 2013, which is discussed in our press release of March 25, 2013 (the “March Release”) and August 14, 2013, which is discussed in our press release dated August 15, 2013. Consistent with our process disclosed in the March Release, the Special Committee of Equal, along with its financial and legal advisors, will consider the expressions of interest in a deliberate and thoughtful manner with a view to the best interests of Equal. There is no assurance that any expression of interest will result in a definitive agreement or will be implemented, as the company continues to successfully execute on its Hunton drilling and acreage acquisition program.

About Equal Energy:

Equal Energy is an oil and gas exploration and production company based in Oklahoma City, Oklahoma. Our oil and gas assets are centered on the Hunton liquids-rich natural gas property in Oklahoma. Our shares are listed on the New York Stock Exchange and The Toronto Stock Exchange under the symbol (EQU). Our convertible debentures are listed on the Toronto Stock Exchange under the symbols EQU.DB.B.

Forward-looking Statements:

Certain information in this press release constitutes forward-looking statements under applicable securities law including announcements surrounding the strategic alternatives reviews and the Revised Proposal. Any statements that are contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as “may,” “should,” “anticipate,” “expects,” “seeks” and similar expressions.

Forward-looking statements necessarily involve known and unknown risks, such as risks associated with oil and gas production; marketing and transportation; loss of markets; volatility of commodity prices; currency and interest rate fluctuations; imprecision of reserve and future production estimates; environmental risks; competition; incorrect assessment of the value of acquisitions; failure to realize the anticipated benefits of dispositions; inability to access sufficient capital from internal and external sources; changes in legislation, including but not limited to income tax, environmental laws and regulatory matters. Readers are cautioned that the foregoing list of factors is not exhaustive.

Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this press release are expressly qualified by this cautionary statement.

Additional information on these and other factors that could affect Equal’s operations or financial results are included in Equal’s reports on file with Canadian and U.S. securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), the SEC’s website (www.sec.gov), Equal’s website (www.equalenergy.ca) or by contacting Equal. Furthermore, the forward-looking statements contained in this press release are made as of the date of this press release, and Equal does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by securities law.

For further information please contact:

Don Klapko

President and CEO

(403) 536-8373

or

Scott Smalling

Senior Vice President and CFO

(405) 242-6020

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